Exhibit 10.6

CONSULTING AND INDEPENDENT CONTRACTOR AGREEMENT

THIS AGREEMENT (“Agreement”) is made and entered into as of the 28th of January, 2015 (the “Effective Date”), by and between CIDARA THERAPEUTICS, INC. a Delaware corporation, (f/k/a K2 Therapeutics, Inc., the “Company”) and KEVIN JUDICE, an individual (“Consultant”). The Company desires to retain Consultant as an independent contractor to perform Services (defined below) for the Company and Consultant is willing to perform such Services, on terms set forth more fully below.

The Company and Consultant are parties to that certain Founders Agreement, dated February 8, 2013 (the “Founders Agreement”) and are parties to that certain Employment Agreement, dated July 22, 2014 (together with the Founders Agreement, the “Prior Agreements”). The Company desires to retain Consultant as an independent contractor to perform Services (defined below) for the Company and Consultant is willing to perform such Services, on terms set forth more fully below. Each of the Company and Consultant desire that this Agreement supersedes and replaces the Prior Agreements in their entirety; provided that provisions in the Prior Agreements related to confidential information, ownership of work product and the assignment of inventions shall continue pursuant to the terms thereof. In consideration of the mutual promises contained herein, the parties agree as follows:

1. Resignation as an Officer of the Company; Engagement of Services.

(a) Consultant hereby resigns his position as an employee and as Chief Scientific Officer of the Company, effective as of the Effective Date.

(b) Consultant agrees to consult with the Company and to serve as a strategic advisor to the Company’s Chief Executive Officer (the “Services”). Consultant will perform Services for approximately four (4) hours per week, on average, during the Term of this Agreement. The Services may be performed ad-hoc, on a regular or irregular basis, at times, at places and in a manner mutually acceptable to Consultant and Company. In addition, from time to time, the Company may ask Consultant to work with and at the direction of the Company’s legal counsel in order to provide assistance to them on certain legal matters. It is the Company’s intention that such work be covered by the attorney-client privilege to the maximum extent permitted by law, and Consultant agrees to cooperate with the Company in all reasonable respects in such matters.

2. Compensation.

(a) In consideration for Services satisfactorily performed by Consultant, Company shall pay Consultant a fee of $12,500 dollars per calendar quarter, payable in arrears and pro rated for any partial quarter, during the Term of this Agreement, subject to receipt of a quarterly invoice submitted by Consultant to Company reasonably detailing the scope and extent of Services as performed by Consultant.

(b) The Company will also reimburse Consultant for reasonable travel and other incidental out of pocket expenses incurred by Consultant in performing the Services under this Agreement; provided, however, that the Company shall not be obligated hereunder unless (i) the Company has agreed in advance to reimburse such costs, and (ii) Consultant provides the Company with appropriate receipts or other relevant documentation for all such costs as part of any submission for reimbursement.

(c) Company shall owe no consideration, compensation or benefits to Consultant of any kind except as expressly set forth in this Section 2.

3. Independent Contractor. It is understood and agreed that Consultant is an independent contractor and not an employee of the Company. Consultant has no authority to obligate the Company by

Confidential Information

contract or otherwise. Consultant will not be eligible for any Company employee benefits, nor will the Company make deductions from any amounts payable to Consultant for taxes. Taxes shall be the sole responsibility of Consultant.

4. Nonsolicitation. During the term of this Agreement and for one (1) year after its termination, Consultant will not personally or through others (i) offer to hire, solicit for employment, attempt to solicit or induce any officer, employee or agent of the Company to terminate his or her employment or contractual relationship with the Company, or (ii) call upon, solicit, divert or take away any of the customers, business or prospective customers of the Company or any of its suppliers.

5. Company’s Proprietary Information, Nondisclosure and Inventions. Consultant recognizes that Consultant will be exposed to, have access to and be engaged in the development of information (including all tangible and intangible manifestations) regarding the patents, copyrights, trademarks, trade secrets, technology, strategic sales/marketing plans, and business of the Company and agrees as follows:

(a) All Proprietary Information (as defined below), whether presently existing or developed in the future, shall be the sole property of the Company and its assigns. In addition, the Company and its assigns shall be the sole owner of all intellectual property and other rights in connection with such Proprietary Information. During the term of this Agreement and after its termination, Consultant will keep in confidence and trust all Proprietary Information and shall not reproduce or disclose to any third party any Proprietary Information or anything related to such information without the prior written consent of the Company, and shall not use any Proprietary Information except as required in the ordinary course of performing the Services.

(b) The term “Proprietary Information” shall mean all inventions, works of authorship, trade secrets, business plans, confidential knowledge, data or any other proprietary information of the Company. By way of illustration but not limitation, “Proprietary Information” includes, without limitation, (a) inventions, ideas, samples, designs, applications, sketches, drawings, methods or processes, formulas, trade secrets, data, work product, copyrights, source and object codes, gene sequences, cell lines, media, chemical compounds, assays, biological materials, models, processes, apparatuses, equipment algorithms, know-how, improvements, discoveries, developments, designs, techniques and works of authorship (hereinafter collectively referred to as “Inventions”); and (b) information regarding plans for research, development, engineering, experimental work, new products and service offerings, marketing and selling, business plans, budgets and unpublished financial statements, licenses, sales, pricing, profits and costs, distribution arrangements, suppliers and customers, marketing, customer and partner strategies, business development plans, customer and partner lists, information regarding the skills and compensation of employees of the Company and the Company’s internal organization and the existence and terms of this Agreement. Notwithstanding the foregoing, Consultant shall not have any obligations under this Agreement with respect to a specific portion of the Proprietary Information of the Company if Consultant can demonstrate with competent evidence that such Proprietary Information:

(i) was in the public domain at the time it was disclosed or made available to Consultant by Company;

(ii) entered the public domain subsequent to the time it was disclosed or made available to Consultant by Company, through no fault, action or breach of Consultant;

(iii) was in Consultant’s possession free of any obligation of confidence at the time it was disclosed or made available to Consultant by Company; or

2.

Confidential Information

(iv) was rightfully communicated to Consultant free of any obligation of confidence subsequent to the time it was disclosed or made available to Consultant by Company.

(c) Consultant agrees to disclose to the Company in writing, and hereby assigns to the Company, Consultant’s entire right, title and interest in and to any and all Inventions and Proprietary Information that are made, conceived, or reduced to practice by Consultant, either alone or jointly with others, in the course of performing Services hereunder, without any obligation of the Company to pay royalty or any consideration other than as provided in this Agreement. Consultant agrees that all such Inventions and Proprietary Information are the sole property of the Company. Consultant acknowledges that all work performed by Consultant is on a “work for hire” basis. Consultant will, at the Company’s request, promptly execute a written assignment to the Company of title of any such Inventions and Proprietary Information and will take reasonable steps to preserve any such information as part of the Proprietary Information of the Company. Consultant will cooperate fully with the Company, both during and after the term of this Agreement, with respect to the procurement, maintenance and enforcement of intellectual property rights in Inventions and Proprietary Information. The Company will compensate Consultant at a reasonable rate for the time actually spent by Consultant at the Company’s request on such assistance.

(d) Consultant agrees that if in the course of performing the Services, Consultant incorporates into any Invention developed hereunder any invention, improvement, development, concept, discovery or other proprietary information owned by Consultant or in which Consultant has an interest (“Background Technology”), the Company is hereby granted and shall have a nonexclusive, royalty-free, fully paid-up, perpetual, irrevocable, sublicensable, worldwide license to make, have made, modify, use and sell, import and export such Background Technology as part of or in connection with such Invention.

(e) In the event the Company is unable, after reasonable effort, to secure Consultant’s signature on any document needed to apply for or prosecute or enforce or protect any patent, copyright, or other right or protection relating to a Company Invention, Consultant hereby designates and appoints the Company and its duly authorized officers and agents as Consultant’s agent and attorney-in-fact, to act for and on his behalf to execute, verify and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of patents, copyrights, and other rights and protections thereon with the same legal force and effect as if executed by him. Such appointment shall be irrevocable and coupled with an interest.

(f) Consultant gives Company limited permission to use his or her name during the Term of this Agreement solely in connection with presentations or other discussions describing the Company to third parties (e.g., regarding potential research relationships or potential financings).

6. Nondisclosure of Third-Party Information. Consultant understands that the Company has received and will receive from third parties information that is confidential or proprietary and that is subject to restrictions on the Company’s use and disclosure (“Third-Party Information”). During the term of this Agreement and after its termination, Consultant will keep such Third-Party Information confidential and will not disclose or use Third-Party Information, except as permitted by agreement between the Company and the relevant third party, unless expressly authorized to act otherwise by an officer of the Company.

7. Obligation to Keep Company Informed. During the term of this Agreement, Consultant shall promptly disclose to the Company, or any persons designated by it, fully and in writing and will hold in trust for the sole right and benefit of the Company any and all Inventions relating to the business of the Company, whether or not patentable, of which Consultant becomes aware as a consultant of the Company; provided, however, Consultant shall not be obligated to disclose information received by Consultant from others under a contractual obligation of confidentiality. Consultant agrees that Consultant will from time to time during the term of this Agreement keep the Company advised as to Consultant’s progress in performing

3.

Confidential Information

the Services hereunder and that Consultant will, as requested by the Company, prepare written reports with respect thereto.

8. No Conflicting Obligation. Consultant represents that Consultant’s performance of this Agreement and the Services does not and will not breach or conflict with any agreement to which Consultant is or becomes a party. Consultant has not entered into, and agrees not to enter into, during the term of this Agreement, any agreement, written or oral, in conflict with this Agreement.

9. No Improper Use of Materials. Consultant agrees not to bring to the Company or to use in the performance of Services for the Company any materials, documents or information of a present or former employer of Consultant or of Consultant’s employees, or any materials, documents or information obtained by Consultant under an obligation of confidentiality imposed by reason of another of Consultant’s contractual relationships, unless such materials, documents or information are generally available to the public or Consultant has authorization from such present or former employer, client, employee or third party for the possession and unrestricted use of such materials. Consultant understands that Consultant is not to breach any obligation of confidentiality that Consultant has to present or former employers, clients or third parties, and agrees to fulfill all such obligations during the term of this Agreement.

10. Term and Termination. Unless previously terminated or extended, this Agreement will terminate on the one year anniversary of the Effective Date (“Term”). Either of the Company or Consultant may terminate this Agreement prior to such date with written notice to the other. The obligations set forth in paragraphs 3, 4, 5, 6, 10, 11, 13 and 14 will survive any termination of this Agreement. Upon termination of this Agreement, Consultant will promptly deliver to the Company all documents and other materials of any nature pertaining to the Services, together with all documents and other items containing or pertaining to any Proprietary Information. Consultant shall not retain copies of any such documents or other materials after termination of this Agreement.

11. Legal and Equitable Remedies. Because Consultant’s services are personal and unique and because Consultant may have access to and become acquainted with the Proprietary Information of the Company, the Company shall have the right to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief without prejudice to any other rights and remedies that the Company may have for a breach of this Agreement.

12. Assignment. The rights and liabilities of the parties hereto shall bind and inure to the benefit of their respective successors, assigns, heirs, executors and administrators, as the case may be; provided that Consultant may not assign or delegate Consultant’s obligations under this Agreement either in whole or in part without the prior written consent of the Company; any purported assignment without such prior written consent shall be void.

13. Governing Law; Severability. This Agreement shall be governed by the laws of the State of California as those laws are applied to contracts entered into and performed in California by California residents. Consultant hereby agrees to consent to personal jurisdiction of the state and federal courts situated within the state of California for purposes of enforcing this Agreement, and waive any objection that Consultant might have to personal jurisdiction or venue in those courts. If one or more of the provisions in this Agreement are deemed unenforceable by law, then such provision will be deemed stricken from this Agreement and the remaining provisions will continue in full force and effect. If any action or proceeding is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

4.

Confidential Information

14. Complete Understanding; Modification; Waiver. This Agreement constitutes the final, exclusive and complete understanding and agreement of the parties hereto and supersedes all prior understandings and agreements. This Agreement is entered into without reliance upon any representation, whether oral or written, not stated herein. Any waiver, modification or amendment of any provision of this Agreement by a party shall be effective only if in writing and signed by an authorized representative of each party. The failure of either party to enforce at any time any of the provisions of this Agreement, or the failure to require at any time performance by the other party of any of the provisions of this Agreement, shall in no way be construed to be a present or future waiver of such provisions, nor in any way affect the right of either party to enforce each and every such provision thereafter. The express waiver by either party of any provision, condition or requirement of this Agreement shall not constitute a waiver of any future obligation to comply with such provision, condition or requirement.

15. Notices. Any notices required or permitted hereunder shall be given to the appropriate party at the address specified below or at such other address as the party shall specify in writing. Such notice shall be deemed given upon personal delivery to the appropriate address or sent by certified or registered mail, three days after the date of mailing.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

CIDARA THERAPEUTICS, INC.		CONSULTANT

By:	/s/ Jeffrey L. Stein	Signature:	/s/ Kevin Judice
Jeff Stein
Cidara Officer

Address:		Address:	PO Box 591
6310 Nancy Ridge Dr, Suite 101			El Granada, CA 94018
San Diego, CA 92121

5.

Confidential Information